UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) September 19, 2006
CITIZENS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	0-20148	61-1187135
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12910 SHELBYVILLE ROAD
LOUISVILLE, KENTUCKY 40243
(Address of principal executive offices)

Registrant’s telephone number, including area code: (502) 244-2420

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 19, 2006, the Registrant borrowed $370,000 on a subordinated basis from Darrell R. Wells, an executive officer, director and shareholder of the Registrant. These funds are to be used for working capital purposes, including commercial bank debt service, and to permit maintaining the Registrant’s existing investment portfolio and other liquidity. The loan is unsecured and has a maturity of June 30, 2007. Initially, the loan bears interest at nine and one-quarter percent (9.25%) per annum payable on the first day of each calendar quarter (beginning October 1, 2006). The rate will adjust on each interest payment date so as to equal the greater of six percent (6%) or one percent (1%) over its bank lender’s prime rate on that date. Pursuant to a subordination agreement required by the bank lender, the Registrant will not be permitted to pay principal on the loan except with the approval of the bank lender or to pay interest on the loan at any time a default exists under its loan from the bank lender or certain agreements between Mr. Wells and the bank lender. The Registrant’s failure to make a payment to Mr. Wells that is prohibited by the subordination agreement will not constitute a default under the loan from Mr. Wells. Subject to the subordination agreement, upon a default, Mr. Wells may, at his option, accelerate the entire principal balance of and all accrued interest on the loan and increase the rate of interest applicable to the entire unpaid principal balance of the loan by four percent (4%).

This loan is on the same terms, in all material respects, as a $1,000,000 loan from Mr. Wells to the Registrant dated December 23, 2003 and a $2,000,000 loan from Mr. Wells to the Registrant dated December 19, 2002, both of which loans were previously amended to extend the maturity date thereof to June 30, 2006, as well as a $500,000 loan from Mr. Wells to the Registrant dated September 28, 2005 and a $500,000 loan from Mr. Wells to the Registrant dated December 23, 2005, all of which loans were amended and consolidated on March 23, 2006 to further extend the maturity date thereof to June 30, 2007, a $360,000 loan from Mr. Wells to the Registrant dated March 29, 2006, and a $400,000 loan from Mr. Wells to the Registrant dated July 7, 2006. A copy of the promissory note for the amended and consolidated loans from Mr. Wells was filed as Exhibit 10.29 to the Registrant’s Form 10-K for the year ended December 31, 2005, a copy of the promissory note for the March 29, 2006 loan was filed as Exhibit 10.30 to the Registrant’s Form 8-K dated as of such date, and a copy of the promissory note for the July 7, 2006 loan was filed as Exhibit 10.32 to the Registrant’s Form 8-K dated as of such date. Mr. Wells is the Registrant’s principal shareholder, chairman of its Board of Directors, and President and Chief Executive Officer.

A copy of the promissory note for the loan from Mr. Wells is attached hereto as Exhibit 10.34, and is incorporated by reference herein.

Section 2 - Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

(a) On September 19, 2006, the Registrant borrowed $370,000 on a subordinated basis from Darrell R. Wells, an executive officer, director and shareholder of the Registrant. The loan is unsecured and has a maturity of June 30, 2007.

See the disclosures under Item 1.01 above for the other material terms of the loan from Mr. Wells.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.34	Promissory Note ($370,000) to Darrell R. Wells dated as of September 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Corporation
Registrant
Date: September 19, 2006

By: Len E. Schweitzer
/s/ Len E. Schweitzer Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.34	Promissory Note ($370,000) to Darrell R. Wells dated as of September 19, 2006